UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background

On February 28, 2022, we closed the acquisition of SMARTsolution Technologies LP. This Amendment provides disclosures about debt financing we raised for the transaction. The financing documents and a limited recourse guaranty by our CEO Vikram Grover are provided in Exhibits 10.2, 10.3 and 10.4 below. Additionally, we are attaching the Employment Agreement for Mitchell Schwartz, founder of SST, a sample warrant agreement for employees, our stamped Certificate of Determination for our Series B Preferred stock and debt funding schedule as Exhibits 10.5, 10.6, 10.7 and 10.8.

FOMO CORP. is referred to herein as “FOMO”, the “Company”, “we”, or “us”.

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2022, FOMO entered into a Promissory Note for up to $1,000,000 with Thermo Communications Funding, LLC. The loan is secured by all of the assets of FOMO including SMARTsolution Technologies LP (“SST”), IAQ Technologies, LLC, Energy Intelligence Center LLC, and various investment assets of the Company. Furthering the closing, FOMO’s CEO Vikram Grover signed a limited recourse guaranty providing personal guaranties to support the loan. Proceeds were used to retire existing debt obligations of SST and to pay broker fees.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2022, FOMO closed the acquisition of SMARTSolution Technologies L.P. and affiliates (“SST”) for consideration of one (1) million Series B Preferred Shares convertible into one (1) billion common shares issued to Mitchell Schwartz and SMARTSolution Technologies Inc. As a separate transaction not part of the consideration, FOMO has issued three hundred million (300) common stock purchase warrants with a three (3) year expiration and $0.001 exercise price issued to SST employees as an incentive. As part of the transaction, FOMO is refinancing several hundred thousand dollars of SST debt using an asset backed non-dilutive loan from an institutional investor of up to one (1) million dollars. Closing acquisition documents are attached as Exhibit 10.1 herein.

Item 9.01. Exhibits.

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. SST Closing Acquisition Document – February 28, 2022
10.2	FOMO CORP. Thermo Communications Funding Promissory Note – February 28, 2022
10.3	FOMO CORP. Thermo Communications Funding Loan and Security Agreement – February 28, 2022
10.4	Vikram Grover Limited Recourse Guaranty – February 28, 2022
10.5	Mitchell Schwartz Employment Agreement – February 28, 2022
10.6	Employee Warrant Agreement
10.7	FOMO CORP. Certificate of Determination Series B Preferred shares
10.8	FOMO CORP. Thermo Funding Schedule
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: March 14, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer